EXHIBIT 99.4

FORM OF LETTER TO CLIENTS OF NOMINEE HOLDERS

BIOFUEL ENERGY CORP.

Common Stock

Offered Pursuant to Subscription Rights

Distributed to Stockholders

of BioFuel Energy Corp.

[DATE]

To Our Clients:

Enclosed for your consideration is a prospectus (the “Prospectus”) dated [●], 2014 relating to the rights offering (the “Rights Offering”) by BioFuel Energy Corp. (the “Company”) of transferable subscription rights (the “Rights”) to purchase 2.2445 shares (the “Shares”) of common stock of the Company (the “Common Stock”) per Right (subject to rounding as described in the Prospectus), distributed to all holders of record (“Record Holders”) of Common Stock as of 5:00 p.m., New York City time, on September 15, 2014 (the “Record Date”). The Rights and the Shares are described in the Prospectus.

If not exercised, the Rights will expire at 5:00 p.m., New York City time, on [●], 2014 (as it may be extended, the “Expiration Date”), unless extended by the Company as described in the Prospectus.

As described in the accompanying Prospectus, you will receive one Right for each share of Common Stock carried by us in your account as of 5:00 p.m., New York City time, on the Record Date.

Each Right entitles the holder thereof to purchase 2.2445 Shares (subject to rounding as described in the Prospectus) (the “Basic Subscription Privilege”) at a cash price of $5.00 per Share (the “Rights Price”). In addition, Rights holders are entitled to subscribe for an additional amount of Shares equal to up to 100% of the Shares for which they were otherwise entitled to subscribe (the “Over-Subscription Privilege”). Third Point (as defined in the Prospectus) has agreed to fully exercise its Over-Subscription Privilege (the “Third Point Over-Subscription Privilege”) and it will receive any available over-subscription shares prior to such shares being allocated to other holders, up to the Third Point Ownership Threshold (as defined in the Prospectus). If there is a sufficient number of Shares (the “Excess Shares”) available to fully satisfy the Over-Subscription Privilege requests of all holders following the exercise of the Rights under all Basic Subscription Privileges and the exercise of theThird Point Over-Subscription Privilege, all over-subscription requests will be honored in full. If insufficient Shares are available to fully satisfy the Over-Subscription Privilege requests of all holders following the exercise of the Rights under all Basic Subscription Privileges and the exercise of theThird Point Over-Subscription Privilege, the available unsubscribed Shares will be distributed proportionately among those holders who exercised their Over-Subscription Privilege based on the number of Shares each holder subscribed for pursuant to their Over-Subscription Privilege. Fractional Shares resulting from the proportionate distribution of unsubscribed Shares pursuant to the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share.

The Common Stock is traded on The NASDAQ Capital Market (“NASDAQ”) under the symbol “BIOF”. The Rights will be evidenced by Rights certificates (the “Rights Certificates”), which the Company plans to distribute as soon as practicable after the Record Date and which will be transferable. The Company intends to list the Rights for trading on NASDAQ under the symbol “BIOFR” during the course of the Rights Offering. As a result, holders of Rights may transfer or sell their Rights if they do not want to purchase any shares of Common Stock pursuant to the Rights Offering. The Rights, however, are a new issue of securities with no prior trading market, and the Company cannot give any assurance that the Rights will trade on NASDAQ, that a market for the Rights will develop or, if a market does develop, whether it will be sustainable throughout the period when the Rights are transferable or at what price the Rights will trade. In addition, the transferee of a Right will be able to exercise the Basic Subscription Privilege (as defined below) attendant to such Right but will only be allocated Shares pursuant to the Over-Subscription Privilege to the extent such transferee holds Common Stock as of the Record Date.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to, on your behalf, subscribe for any Shares to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. We urge you to read the Prospectus carefully before instructing us to exercise your Rights.

If you wish to have us, on your behalf, exercise the Rights for any Shares to which you are entitled, please so instruct us by completing, executing and returning to us the Beneficial Owner Election Form attached hereto.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Rights, such exercise may not be revoked.

Additional copies of the enclosed materials may be obtained from Broadridge Corporate Issuer Solutions, Inc., the Information Agent. The Information Agent’s telephone number is (855) 627-5082. Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Very truly yours,

[Nominee Holder]

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledges receipt of our letter and the enclosed materials relating to the grant of transferable rights (the “Rights”) to purchase 2.445 shares (the “Shares”) of common stock (the “Common Stock”) of BioFuel Energy Corp. (the “Company”) per Right.

This will instruct us whether to exercise Rights held by you, pursuant to the terms and subject to the conditions set forth in the Company’s prospectus (the “Prospectus”) dated [●], 2014 and the related “Instructions as to Use of BioFuel Energy Corp. Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE RIGHTS for Shares.

Box 2.	☐	Please EXERCISE RIGHTS for Shares as set forth below:

Number of Shares being purchased:

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for ____________ Shares	x $5.00	= $ ________________
(no. of Shares)	(Rights price)	(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you fully exercised your Basic Subscription Privilege and you wish to subscribe for additional Shares pursuant to your Over-Subscription Privilege, you may subscribe for up to 100% of the Shares for which you were entitled to subscribe pursuant to your Basic Subscription Privilege:

I subscribe for _____________ Shares	x $ 5.00	= $ ________________
(no. of Shares)	(Rights price)	(amount enclosed)

NOTE: IF INSUFFICIENT SHARES ARE AVAILABLE TO FULLY SATISFY THE OVER-SUBSCRIPTION PRIVILEGE REQUESTS OF ALL HOLDERS, THE AVAILABLE UNSUBSCRIBED SHARES WILL BE DISTRIBUTED PROPORTIONATELY AMONG THOSE HOLDERS WHO EXERCISED THEIR OVER-SUBSCRIPTION PRIVILEGE BASED ON THE NUMBER OF SHARES EACH HOLDER SUBSCRIBED FOR PURSUANT TO THEIR OVER-SUBSCRIPTION PRIVILEGE.

(c) Total Amount of Payment Enclosed = $_____________

Payments must be made in full in U.S. currency by certified or cashier’s check payable to the Broadridge Corporate Issuer Solutions, Inc., as subscription agent (the “Subscription Agent”), drawn upon a U.S. bank, or wire transfer. Such payment will be deemed to have been received by the Subscription Agent immediately upon receipt. Personal checks will not be accepted.

I am (we are) making the total subscription payment required in the following manner:

Box 3.	☐	Payment in the following amount is enclosed: $___________; or
Box 4	☐	Payment in the following amount has been wired to you: $___________; or
Box 5.	☐	Please deduct payment of $_________ from the following account maintained by you as follows:

Type of Account: _____________ Account No.: _____________

(The total of Box 3, Box 4 and Box 5 must equal the total subscription payment specified on the line (c) above.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of Shares indicated above upon the terms and conditions specified in the Prospectus;

•	agree that if I (we) fail to pay for the Shares I (we) have elected to purchase, you may exercise any remedies available to you under law; and

•	understand that my (our) exercise of Rights may not be withdrawn.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, custodian bank or other nominee holder of rights (the “Rights”) to purchase 2.2445 shares (the “Shares”) of common stock (the “Common Stock”) of BioFuel Energy Corp. (the “Company”) per Right pursuant to the rights offering (the “Rights Offering”) described in the Company’s prospectus dated [●], 2014 hereby certifies to the Company and to the Subscription Agent for the Rights Offering, that the undersigned has:

(1) exercised the number of Rights specified below on behalf of beneficial owners (which may include the undersigned); and

(2) listed separately below for each beneficial owner (without identifying the beneficial owner) the number of Rights each beneficial owner has elected to exercise.

The undersigned further certifies that each subscriber for whose account the undersigned is subscribing for Shares is a bona fide beneficial owner of Common Stock as of the record date for the Rights Offering and that such beneficial ownership is reflected on the undersigned’s records. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems reasonably necessary to verify the foregoing.

Number of shares of Common Stock Owned on the Record Date	Number of Basic Subscription Rights Exercised	Number of Over- Subscription Rights Exercised